UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 23, 2018

(Date of Report - date of earliest event reported)

Arbutus Biopharma Corporation

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-34949	98-0597776
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

100-8900 Glenlyon Parkway
Burnaby, British Columbia, Canada	V5J 5J8
(Address of Principal Executive Offices)	(Zip Code)

(604) 419-3200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 23, 2018, the Corporation held its Annual General Meeting of Shareholders.  At the meeting, shareholders voted in favor of all items of business, as indicated below:

Proposal 1.  The Corporation’s shareholders voted to elect the following persons to the board of directors of the Corporation, each to serve until the 2019 Annual General Meeting:

Nominee	Votes For	% For	Votes Withheld	% Withheld	Broker Non- Votes
Vivek Ramaswamy	29,634,977	99.39	181,214	0.61	14,035,143
Mark J. Murray	27,766,358	93.13	2,049,833	6.87	14,035,143
Daniel D. Burgess	29,658,412	99.47	157,779	0.53	14,035,143
Herbert J. Conrad	29,623,549	99.35	192,642	0.65	14,035,143
Richard C. Henriques	27,890,391	93.54	1,925,800	6.46	14,035,143
Keith Manchester	29,616,867	99.33	199,324	0.67	14,035,143
William T. Symonds	27,859,718	93.44	1,956,473	6.56	14,035,143

Proposal 2.  The Corporation’s shareholders voted to ratify the appointment of KPMG LLP as independent auditor of the Corporation for the fiscal year ended December 31, 2018:

Votes For	% For	Votes Against	% Against	Abstain	% Abstain
43,450,216	99.09	235,952	0.54	165,166	0.38

Proposal 3.  The Corporation’s shareholders voted on an advisory basis to approve the compensation of the Named Executive Officers as disclosed in the Proxy Statement/Circular:

Votes For	% For	Votes Against	% Against	Abstain	% Abstain	Broker Non- Votes
27,701,235	92.91	1,867,432	6.26	247,523	0.83	14,035,144

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 26, 2018

ARBUTUS BIOPHARMA CORPORATION

By:	/s/Koert VandenEnden
Name:	Koert VandenEnden
Title:	Interim Chief Financial Officer